MEREDITH ENTERPRISES ANNOUNCES POSSIBLE STOCK REPURCHASES

MENLO PARK, December 7, 2004-- Meredith Enterprises, Inc. (AMEX:MPQ) today announced it intends to buy back shares in the open market or in privately negotiated transactions from time to time over the next year.   The company may retire, sell or hold any shares it purchases in treasury for an indefinite time.

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about Meredith Enterprises and its business.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties -- many of which are outside of the company's control -- that may cause actual results to differ materially from those expressed or implied by forward-looking statements.  These risks and uncertainties include whether the company has, in its judgment, adequate cash reserves to purchase its shares and the price of the shares.   For a description of these and other risks that may affect the company's performance, please see the sections in its most recent Annual Report on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Recent Events" and "-- Risk Factors that May Affect Future Results."

Contact:
Meredith Enterprises, Inc.
Allen Meredith
(650) 233-7140